Exhibit 99.1

Investor Presentation November 30, 2016

2 Forward-looking information Investor Presentation This presentation contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements address our expected future business and financial performance including our financial projections and often contain words such as “believes”, “could”, “should”, “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain and depend upon important estimates and assumptions concerning our financial and operating results, including with respect to our coal pricing expectations, many of which are subject to change. No representations or warranties are made by us as to the accuracy of any such forward-looking statements. The inclusion of this information should not be regarded as an indication that we consider it to be necessarily predictive of actual future results. The information contained herein reflect numerous estimates and assumptions with respect to coal market conditions, general economic conditions, weather conditions, natural gas prices, competition in our industry, production capacity, availability of surety bonds, and matters other matters specific to our business, all of which are difficult to predict and many of which are beyond our control. Uncertainties arise from changes in the demand for and pricing of our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. There is significant risk that our current estimates and assumptions may not be accurate and that our actual results will vary significantly from our anticipated results. Readers are cautioned not to rely on the forward-looking statements contained herein. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures, including, Free Cash Flow, Adjusted EBITDAR, Adjusted EBITDA and cash costs per ton. These non-GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. You should be aware that our presentation of these measures may not be comparable to similarly-titled measures used by other companies. A reconciliation of these financial measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included at the end of this presentation.

3 Arch Coal in brief Arch is the leading producer of metallurgical coal and the second largest producer of thermal coal in the United States We have two distinct but complementary lines of business We produce high-quality metallurgical coal in Appalachia for sale into the global steel market We produce highly cost-competitive thermal coal primarily in the Powder River Basin for sale into the U.S. power generation market Arch has deep expertise in coal mining, marketing and logistics, and levers those competencies to great effect across these two business lines We operate a streamlined portfolio of large, modern, well-capitalized and low-cost mines that can generate free cash flow at all points in the cycle Our demonstrated capabilities in mine safety and environmental stewardship underpin our strong operating record and low cost structure Investor Presentation

Arch’s Leading Position in a Resurgent Met Market

5 Source: Arch and MSHA Note: Arch’s total reflects actual met sales. Peer production numbers are estimates and assume 15% of the total volume from identified met mines is sold as thermal byproduct; actual amounts sold by peers could vary significantly from estimates. FIRST NINE MONTHS 2016 PRODUCTION (IN MILLIONS OF TONS) Arch’s mines produce a broad, globally competitive slate of met products With significant reserves and a strong pipeline of growth and efficiency projects, our met platform is well-positioned for success We expect to produce 7.0 to 7.5 million tons in 2017 – a majority of which is exposed to the current price environment Arch is the largest producer of metallurgical coal in the United States 5.1 4.7 4.3 4.0 2.2 2.0 Investor Presentation Arch Peer 1 Peer 2 Peer 3 Peer 4 Peer 5

Arch operates large, modern, highly efficient metallurgical mines LARGEST U.S. HIGH-VOL MINES, 2015 (IN MILLIONS OF TONS) Mountain Laurel HIGH-VOL B Longwall operation and proven mainstay of U.S. met supply; strong, loyal customer base Leer HIGH-VOL A World-class longwall operation with one of best cost structures in U.S. met space, producing a product well-known in global met markets Sentinel HIGH-VOL A Top-tier high-vol mine with highly desirable fluidity and low-cost incremental expansion potential Beckley LOW-VOL Low-cost, low-vol mine with attractive quality characteristics, including high coke strength Lone Mountain PCI Highly competitive supplier of high-Btu, low-sulfur PCI coal 6 Source: Arch and MSHA Note: Production includes some percentage of thermal byproduct Investor Presentation 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 Leer Mountain Laurel Peer 1 Peer 2 Sentinel

7 Source: Arch and MSHA Note: Bubble size indicates production level Arch Peer 1 Peer 2 Peer 5 Peer 3 Peer 4 Arch’s met operations combine a unique, high-quality product slate with a highly competitive cost structure METALLURGICAL COAL PRODUCER PRODUCTIVITY (TONS PER PRODUCTION-EMPLOYEE HOUR, YEAR TO DATE) Investor Presentation

Investor Presentation 8 Source: Arch ARCH’S TOTAL METALLURGICAL CASH COSTS ($ PER TON) We have achieved significant cost reductions at our mines in the past three years As a result, our met mines are among the most cost-competitive in the U.S. We continue to pursue opportunities to increase efficiencies and drive costs out of the business Arch has a proven record of managing operational costs 30% Down 20 30 40 50 60 70 80 2012 2013 2014 2015 2016P

9 Metallurgical prices have increased significantly since February Investor Presentation Source: Platts Supply rationalization, demand stabilization and rising Chinese imports have contributed to an improving metallurgical price environment Notably, high-vol A products have traded at a premium to low-vol coals, reflecting their relative scarcity MONTHLY AVERAGE REALIZED PRICES, U.S. EAST COAST ($ PER METRIC TON) HVB LV HVA at 11/24/16 $0 $50 $100 $150 $200 $250 $300 Feb March April May June July Aug Sept Oct Nov

10 Source: Argus HISTORICAL AVERAGE REALIZED PRICES ($ PER METRIC TON) Metallurgical coal prices have continued to strengthen in recent weeks Down As a result of supply tightness, contract prices have bounced and spot volumes are trading at a dramatic premium to benchmark Investor Presentation Australia HCC Quarterly Benchmark Average HCC Prompt Price, except for Q4-2016, which is as of 11/25/16 $0 $50 $100 $150 $200 $250 $300 $350 $400

11 Source: Arch and MSHA The closure of high-cost U.S. metallurgical mines has helped rebalance the global met market Many of the closures are likely to be permanent, while others require sharply higher prices to justify restarting Severe capital constraints are also likely to dampen any supply response U.S. METALLURGICAL COAL PRODUCTION (IN MILLIONS OF TONS) 83 71 86 56 Reduction in output since 2014 33% Rationalization in the U.S. metallurgical space is contributing to a more balanced market 2013 2014 2015 2016P Investor Presentation

12 Source: IHS-CERA and Arch Note: Percentage based on available data, reflecting approximately 80% of European metallurgical movements EUROPEAN METALLURGICAL IMPORTS BY SOURCE, 2015 While the U.S. share of European met supply will fluctuate somewhat, high-quality, high-vol coals will remain a cornerstone of European coke blends U.S. high-vol coals are a “mainstay for Atlantic coke blends” and “now command a higher premium because of lack of direct replacement coals” (Argus Coal Daily, 7/15/16) Arch is focused primarily on the high-vol segment, and enjoys a quality and freight advantage relative to Australian supply If vessel rates increase and/or Asian demand for Australian met coal strengthens further, the U.S. could compete for still greater share in Europe U.S. metallurgical coals – particularly high-vol products – are a core component of European coke blends Total imports = ~60 million tons *Primarily Russia, Canada and Mozambique Australia 40% Other* 30% U.S. 30% Investor Presentation

13 Source: Australian Department of Industry, Innovation and Science, except for Brazil, which ADIIS does not model and which is a consensus of CRU, Wood Mac and JP Morgan for 2016-2020, and the U.S., which is a consensus of EVA, PIRA and DTC for 2016-2020 PROJECTED CHANGE IN U.S. MET DEMAND AND GLOBAL MET COAL IMPORTS, 2016-2021 (IN MILLIONS OF METRIC TONS) The domestic market, which is largely captive, should benefit from recent trade cases and potentially higher infrastructure spending Modest growth is projected for Europe, which is also a core market for U.S. met coal U.S. met coals have established niche positions in Asia, where demand growth in India, South Korea and Japan should offset potential declines in China Despite the conservative forecast, 2016 Chinese met imports are actually up nearly 20 percent through September Recovery in U.S. demand and modest seaborne growth is anticipated over the next five years Investor Presentation -10 -5 0 5 10 15 20 25 U.S. China Brazil Japan EU South Korea India

14 Source: IEA, except the 2016 projection, which is from the Australian Department of Industry, Innovation and Science AUSTRALIAN METALLURGICAL COAL EXPORTS (IN MILLIONS OF METRIC TONS) Australian met exports have flattened after ramping significantly earlier in the decade Few new met projects remain in the development pipeline Existing mines will contend with reserve degradation and depletion over time – with one major producer announcing plans to halve production in the five-year time frame New supply regions – including Mozambique and Mongolia – may expand, but likely to be slow and halting Future growth projects in Canada are likely to be offset by depletion at other mines Growth in Australian metallurgical output has stalled and few new projects are moving ahead Investor Presentation 50 75 100 125 150 175 200 2011 2012 2013 2014 2015 2016P

15 Arch has extensive, comparable, low-cost reserves adjacent to its flagship Leer mine Reserves are comparable in geology and HVA coal quality, and will support decades of mining Arch could replicate the Leer longwall mine and supplement with low-cost room-and-pillar mining on these adjacent reserves As at Leer, Arch owns this entire 130-million-ton reserve block in fee* In addition, we are adding incremental volumes at modest cost A $2.5-million preparation plant upgrade at Sentinel is expected to boost volume by 50,000 tons and improve quality of entire output At a similar cost, Sentinel can add another 100,000 tons by augmenting conveyage Investor Presentation Source: Arch and MSHA * Arch has absolute ownership of these reserves, therefore no royalty fees are assessed on this property.

Arch’s Well-Positioned Thermal Coal Franchise

17 Arch’s thermal portfolio is anchored by one of the largest and most efficient thermal mines in the world Arch produces the vast majority of its thermal coal from its operations in the Powder River Basin of Wyoming The PRB benefits from superior geology and a low emissions profile Arch’s flagship thermal operation is the low-cost Black Thunder mine Highest heat content coal in the southern PRB Located on the joint rail line Cost-competitively ships coal into every major power generation market in the U.S. Rightsized to produce 70 to 80 million tons annually Coal Creek mine rounds out Arch’s strong PRB portfolio This low-cost, low-ratio operation is well-positioned on the joint line and serves a stable customer base Investor Presentation

18 Source: Arch and MSHA ANNUAL SPRB PRODUCTION BY SEGMENT (IN MILLIONS OF TONS) Higher-Btu SPRB coals are increasingly advantaged and demand should snap back once stockpiles normalize 8,400 Btu 8,800 Btu 8,400 Btu production decreased 30 percent from 2010 to 2015 Black Thunder’s output is currently approaching 9,000 Btus and is particularly well-positioned Investor Presentation 258 251 235 243 253 244 171 175 153 131 129 119 0 50 100 150 200 250 300 350 400 450 2010 2011 2012 2013 2014 2015 2016P 2017F

Investor Presentation 19 Source: Arch, EIA, and Ventyx Note: Includes estimated transportation charge; incremental non-fuel costs; and appropriate heat rate differentials for NGCC and coal plants PRB BREAK EVEN HENRY HUB PRICES ($ PER MMBTU) At $3 natural gas, the PRB is in the money (on average) in all regions other than Texas (ERCOT), where it’s close Given the recovery in gas prices, the PRB should recapture market share in 2017 As natural gas prices have rebounded, PRB-served power plants have moved back into the money in most regions 45% 74% 89% 30% 49% 57% PRB weighted average break even price Share of PRB in region’s coal generation mix $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 WECC MRO SPP RFC SERC ERCOT

20 Source: NYMEX Note: Consensus includes Credit Suisse, Goldman Sachs, J.P. Morgan, Macquarie, EIA, DTC, PIRA and Wood Mac NATURAL GAS FUTURES CURVE AND CONSENSUS FORECAST ($ PER MMBTU) $3.25 $3.22 $3.45 $3.51 $2.92 $2.92 $3.04 $3.23 $2.46 $2.49 NYMEX Futures Strip Consensus Forecast The consensus forecast shows natural gas averaging above $3 per MMBtu in future years Investor Presentation 2016 2017 2018 2019 2020

21 Arch’s PRB-anchored thermal portfolio is supplemented by low-cost operations in other key basins Investor Presentation PRB WBIT ILB CAPP Viper is an efficient Illinois deep mine supported by a long-term supply contract with a nearby municipal generator and complementary industrial customers. Knight Hawk, in which Arch holds a 49-percent equity interest, is a mid-sized ILB producer with one of the lowest net cost structures in the region. Coal-Mac is a low-cost West Virginia surface mine with an established customer base and access to both Tier 1 Eastern railroads. West Elk is a low-cost Colorado longwall mine that produces high-heat, low-sulfur coal for domestic and international power generators as well as industrial customers throughout the Southwest. Note: 2015 sales volumes: Coal-Mac - 2.4 million tons; Viper - 2.1 million tons; West Elk - 5.1 million tons; Knight Hawk (100%) - 4.7 million tons.

22 The consensus is that U.S thermal coal consumption has stabilized after declining from a peak of 1.1 billion tons last decade Investor Presentation Source: Consensus includes Wood Mac, PIRA, DTC and IHS-CERA Note: Includes thermal coal consumption by power generators and industrial users CONSENSUS OF LEADING COAL MARKET FORECASTERS (IN MILLIONS OF TONS) 703 759 740 729 709 2016 2017 2018 2019 2020

23 Coal has the potential to recapture some of its lost market share Investor Presentation Source: Consensus coal consumption forecast includes Wood Mac, PIRA, DTC and IHS-CERA Note: 2016 projection reflects consumption at power generators only DRIVERS OF LOST ELECTRIC POWER DEMAND (IN MILLIONS OF TONS) Renewables Retirements Lower Power Demand Coal to NG switching Higher natural gas prices and stronger power demand should spur a rebound in coal use We estimate that coal has lost roughly 150 million tons of demand to coal-to-gas switching – and that could reverse in a higher gas price environment The currently operating coal fleet is operating below a 60 percent capacity factor year to date, and could run at much higher levels if market forces allow Coal is unlikely to claw back market share lost to renewables – and coal plant retirements will limit some future upside Coal consumption at electric power generators 1,045 656 2007 2016P

Investor Presentation 24 Source: Arch and EIA ESTIMATED COAL STOCKPILES AT U.S. POWER GENERATORS (IN MILLIONS OF TONS) Mild fall weather has slowed the ongoing stockpile liquidation Despite that fact, we expect stockpiles to decline 25 million tons, or 17 days of supply, during 2016 With normal weather and given the current natural gas strip, we believe stockpiles could reach target levels by year-end 2017 Higher generator stockpiles continue to pressure domestic thermal markets, but liquidation is ongoing January 2016 December 2016P Target Inventory 107 days 90 days ~60 days 197 172 ~120

25 The 2016 election should prove beneficial on a number of fronts The risk of another round of power plant closures has diminished greatly We expect U.S. thermal coal demand to remain relatively stable well into the next decade The moratorium on federal coal leasing is likely to be short-lived We don’t need to add PRB reserves in the near term, but the future optionality has value The Stream Protection Rule and other production-focused regulations are unlikely to be implemented We expect a relatively smooth and expeditious permitting process for our undeveloped metallurgical reserves The incoming Administration is likely to be sharply focused on maintaining a strong and competitive domestic steel sector More robust infrastructure spending, should it materialize, would be a clear boon to domestic steel demand Investor Presentation

Arch’s Leading Position in a Strengthening Met Market Arch’s Strong Financial Position

27 Dramatically de-levered balance sheet with a modest level of debt Reclamation bonding obligations fully covered by third-party surety providers Robust liquidity and credit position Strong operations that should generate free cash flow well in excess of SG&A, capex and debt service Investor Presentation Arch’s financial position in brief

28 Arch has achieved a sustainable capital structure Investor Presentation Source: Arch . PRINCIPAL ($ IN MILLIONS) ANNUAL INTEREST EXPENSE ($ IN MILLIONS) Former Secured Debt Senior Unsecured Notes $363 $362 $33 $5,148 Arch has right-sized its balance sheet and now has a very sustainable capital structure Eliminated nearly $5 billion in debt Reduced annual interest expense by $329 million $200 million securitization facility Three-year term Used primarily to issue letters of credit New $326.5 million term loan 5-year term (2021) Option to PIK if less than $300 million of liquidity L+900 (1% LIBOR floor) Pre-payable at par Proforma cash balance of $309 million at emergence Projected net debt of $55 million New Term Loan Capital Leases Before Bankrupcty Post-Emergence Before Bankruptcy Post-Emergence

29 Arch uses third-party surety bonds to secure all reclamation obligations Investor Presentation Arch is completely replacing self-bonding in Wyoming Surety markets have been supportive as a result of our top-tier assets, strong business outlook and proven environmental record Surety markets are providing more than adequate capacity for our reclamation bonding requirements, with favorable collateral terms and rates Wyoming $415 million Other States $134 million Total Surety Bond Liabilities = $549 million Note: Liabilities as of September 30, 2016; includes active and idle operations

ArchCoal
Investor Presentation 30

Arch's operating regions are cash flow positive even in a challenging market environment

REGIONAL PERFORMANCE (PER TON)						Chapter 11 Period		
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	2015	Q1 2016	Q2 2016	Q3 2016
Powder River Basin								
Tons sold (in millions)	28.5	25.5	29.5	25.0	108.5	16.5	15.6	22.8
Sales price per ton	$13.48	$13.24	$13.07	$12.77	$13.15	$13.24	$13.08	$12.79
Cash cost per ton	$10.77	$10.77	$9.91	$10.79	$10.54	$12.47	$11.72	$9.34
Cash margin per ton	**$2.71**	**$2.47**	**$3.16**	**$1.98**	**$2.61**	**$0.77**	**$1.36**	**$3.45**
Appalachia[1]								
Tons sold (in millions	3.0	3.1	3.0	2.8	11.9	2.8	2.7	2.9
Sales price per ton	$65.23	$65.83	$62.24	$56.06	$62.47	$51.40	$52.62	$54.48
Cash cost per ton	$51.59	$62.06	$48.13	$59.28	$55.26	$48.58	$56.46	$50.12
Cash margin per ton	**$13.64**	**$3.77**	**$14.11**	**($3.22)**	**$7.21**	**$2.82**	**($3.84)**	**$4.36**
Bituminous Thermal								
Tons sold (in millions)	1.6	1.9	2.3	1.3	7.2	0.8	1.1	1.8
Sales price per ton	$33.42	$30.37	$30.20	$30.32	$30.99	$32.55	$31.13	$28.92
Cash cost per ton	$24.75	$19.93	$19.68	$25.50	$21.96	$35.08	$30.65	$17.48
Cash margin per ton	**$8.67**	**$10.44**	**$10.52**	**$4.82**	**$9.03**	**($2.53)**	**$0.48**	**$11.44**
Arch Coal, Inc.								
Tons sold (in millions)	33.1	30.6	34.8	29.1	127.6	20.1	19.5	27.5
Sales price per ton	$19.17	$19.66	$18.45	$17.76	$18.77	$19.38	$19.65	$18.30
Cash cost per ton	$15.17	$16.55	$13.85	$16.14	$15.37	$18.46	$19.08	$14.23
Cash margin per ton	**$4.00**	**$3.10**	**$4.60**	**$1.62**	**$3.40**	**$0.92**	**$0.57**	**$4.07**
(IN MILLIONS)								
Total Regional Cash Margin	**$132.4**	**$94.9**	**$160.0**	**$47.1**	**$434.6**	**$18.5**	**$11.1**	**$112.0**
SG&A	(22.6)	(24.3)	(25.7)	(26.2)	(98.8)	(19.8)	(19.0)	(20.5)
ARO Accretion[2]	(8.4)	(8.4)	(8.4)	(8.4)	(33.7)	(8.3)	(8.0)	(8.0)
Liquidated Damages	(13.0)	(14.3)	(13.0)	(12.6)	(52.9)	(1.6)	-	-
Other Income/(Expense)	(6.5)	(2.6)	21.9	(11.6)	1.2	1.2	7.6	(2.2)
EBITDAR	**$81.8**	**$45.3**	**$134.8**	**($11.8)**	**$250.1**	**($10.0)**	**($8.4)**	**$81.4**

Source: Arch
(1): Includes thermal coal sales
(2): Prior to restructuring, Arch included this non-cash reclamation charge in cash costs per ton
Note: Reconciliation to monthly operating reports filed with the bankruptcy court is located in the appendix of this presentation

31 Arch has more than $300 million of cash on the balance sheet Source: Arch (1): Primarily consists of professional fees, exit collateral and cure payments Note: The remaining payments primarily relate to exit collateral, professional fees, remaining settlement payments to general unsecured creditors, and cure payments. We expect a majority of the payments to be made by the end of 2016. ($ IN MILLIONS) Cash at 9/30 $512 Restructuring Exit Payments Additional First-Lien Adequate Protection (80) General Unsecured Creditor Settlement (23) Warrant Redemption (10) Other Exit Costs (1) (12) Cash at Emergence $387 Additional Restructuring Payments (78) Proforma Cash at Emergence $309 ($ IN MILLIONS) Arch has very modest cash requirements, and expects to generate positive free cash flow Investor Presentation

32 Looking ahead Global metallurgical markets are strong, and fundamentals appear supportive going forward Domestic thermal demand should remain stable in the intermediate term with some upside if natural gas prices strengthen further Arch’s operations – on both the metallurgical and thermal sides – are sustainable in any market environment, and recent rationalization has created a healthier supply equation Our financial position is very sound, and cash requirements should remain modest for the foreseeable future We have attractive opportunities for low-capital, incremental volume growth at our large-scale metallurgical mines in the near term We have an exceptional Appalachian reserve position with some of the industry’s best undeveloped metallurgical properties Investor Presentation

Investor Presentation November 30, 2016

ArchCoal
Investor Presentation 34

Reconciliation of Non-GAAP measures

Included in this presentation, we have disclosed certain non-GAAP measures as defined by Regulation G.
The following reconciles these items to net income and cash flows as reported under GAAP.

Adjusted EBITDAR

Adjusted EBITDAR is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, the amortization of acquired sales contracts and reorganization items, net. Adjusted EBITDAR may also be adjusted for items that may not reflect the trend of future results.

Adjusted EBITDAR is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDAR are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDAR should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. We believe that Adjusted EBITDAR presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, analogous measures are used by industry analysts to evaluate our operating performance. In addition, acquisition related expenses are excluded to make results more comparable between periods. Investors should be aware that our presentation of Adjusted EBITDAR may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDAR.

	Three Months Ended							
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016	FY 2015
	(Unaudited)							
Net loss	$ (113.2)	$ (168.1)	$ (1,999.5)	$ (632.4)	$ (206.7)	$ (175.9)	$ (51.4)	$ (2,913.2)
Income tax (benefit) expense	(3.4)	(4.1)	(343.9)	(22.0)	(1.1)	(0.2)	(3.3)	(373.4)
Interest expense, net	96.9	98.6	99.1	99.0	43.3	44.3	45.6	393.6
Depreciation, depletion and amortization	104.9	97.4	104.0	73.1	63.7	58.5	69.4	379.4
Amortization of acquired sales contracts, net	(3.4)	(1.6)	(2.0)	(1.8)	(0.8)	-	0.1	(8.8)
Asset impairment and mine closure costs	-	19.1	2,120.3	488.9	85.5	43.7	0.1	2,628.3
Losses from disposed operations resulting from Patriot Coal bankruptcy	-	-	149.3	(33.0)	-	-	-	116.3
Expenses related to debt restructuring	-	4.0	7.5	16.4	2.2	-	-	27.9
Reorganization items, net	-	-	-	-	3.9	21.3	20.9	-
Adjusted EBITDAR	$ 81.8	$ 45.3	$ 134.8	$ (11.8)	$ (10.0)	$ (8.3)	$ 81.4	$ 250.1

ArchCoal Investor Presentation 35

Reconciliation of Non-GAAP measures

Regional cash cost per tons sold

Regional cash costs per ton sold are calculated as the regional cash cost of tons sold divided by the region's tons sold. The regional cash cost of tons sold are adjusted for transportation costs, and may be adjusted for other items that, due to accounting rules, are classified in "other (income) expense, net" on the statement of operations, but relate directly to the costs incurred to produce coal. Regional cash cost of tons sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe regional cash cost of tons sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, regional cash cost of tons sold should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	2015	Q1 2016	Q2 2016	Q3 2016
Regional Cash Cost of Sales	501.2	506.0	482.2	471.7	1,961.1	371.8	370.2	391.5
Diesel fuel risk management derivative settlements classified in "Other"	(1.2)	(1.0)	(2.7)	(3.3)	(8.2)	(1.3)	(1.2)	(1.2)
Transportation costs	43.1	44.3	47.2	46.7	181.2	37.5	37.8	46.3
Asset retirement obligation accretion	8.4	8.4	8.4	8.4	33.7	8.3	8.0	8.0
Other (other operating segments, operating overhead, etc.)	10.9	8.5	5.0	14.1	38.6	3.0	4.2	5.7
Cost of sales	562.3	566.3	540.2	537.7	2,206.4	419.3	419.0	450.4